Letterhead of Levine, Levine & Meyrowitz, CPAS, P.C.




                                October 22, 1999






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom it May Concern:

We have reviewed Item 14 of FindWhat.coms Form 10 filed on September 14, 1999. We are in full agreement with the contents of Item 14, as it relates to Levine, Levine & Meyrowitz, CPAs, P.C., former accountants.


                                              Very truly yours,

                                         LEVINE, LEVINE, & MEYROWITZ, CPAs, P.C.

                                              /s/ David J. Meyrowitz

                                              David J. Meyrowitz